UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 23, 2023

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte
North Carolina
28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Following the announcement on February 21, 2023 by EnPro Industries, Inc. (the “Company”) of its financial results for the quarter and fiscal year ended December 31, 2022, the Company has refined its method for the calculation of adjusted income from continuing operations attributable to EnPro Industries, Inc. and adjusted diluted earnings per share, two historical non-GAAP financial measures presented in the February 21 announcement. The refined method better presents these non-GAAP measures by allocating a portion of certain adjusting items to redeemable non-controlling interests in determining adjusted income from continuing operations attributable to EnPro Industries, Inc. and adjusted diluted earnings per share. No other financial measures, including 2023 guidance, presented in the February 21 announcement are affected.

The refined method for the presentation of these non-GAAP measures is set forth in the reconciliation tables included in Exhibit 99.1 hereto, which are incorporated herein by reference. The following table sets forth the adjusted income from continuing operations attributable to EnPro Industries, Inc. and adjusted diluted earnings per share for the quarters and fiscal years ended December 31, 2022 and 2021 as presented in the February 21 announcement and as determined under the refined method set forth in Exhibit 99.1. For reference, the table also presents the most comparable GAAP financial measures, which are unchanged from the amounts presented in the February 21 announcement.

(In Millions, Except Per Share Data)	Quarters Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$(57.5)	$(1.6)	$6.7	$56.9
Diluted earnings (loss) per share attributable to EnPro Industries, Inc. Continuing Operations	$(2.76)	$(0.08)	$0.32	$2.74
As presented in the February 21, 2023 announcement
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$30.8	$20.6	$146.8	$90.1
Adjusted diluted earnings per share	$1.47	$0.99	$7.04	$4.34
Refined method as presented in Exhibit 99.1
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$27.1	$20.1	$141.8	$87.9
Adjusted diluted earnings per share	$1.30	$0.97	$6.79	$4.23

Adjusted income from continuing operations attributable to EnPro Industries, Inc. and adjusted diluted earnings per share are financial measures that have not been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the Company’s operating performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing operations and performance from period to period. In addition, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

99.1	Reconciliation Tables
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date:    February 23, 2023

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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